Exhibit 99.1

Cantaloupe, Inc. Reports Fourth Quarter and Fiscal Year 2021 Results

Record Fourth Quarter Revenue increased 50% Year over Year

Company Provides Fiscal Year 2022 Outlook

MALVERN, Pa -- September 2, 2021 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a digital payments and software services company that provides end-to-end technology solutions for the unattended retail market, today reported results for the fourth quarter and fiscal year ended June 30, 2021.

“We delivered record revenue in the fourth quarter, capping off a transformational year for the Company. During the last year, the Company demonstrated an ability to serve our customers, develop innovative new products and solutions, and deliver robust financial performance in any macro environment,” said Sean Feeney, chief executive officer, Cantaloupe, Inc. “Our financial performance, strong balance sheet and significantly reduced spend on professional services has empowered us to invest in our people, our technology, and support our customers as they work to meet changing consumer needs. Looking ahead, we are excited by opportunities to continue to innovate unattended retail with best-in-class solutions and service, consistent with our goal to drive future growth and operating leverage.”

Fourth Quarter Financial Highlights:

•	The Company delivered record revenue in the fourth quarter of $49.0 million, an increase of 14.6% versus third quarter of 2021, and an increase of 50.2% year over year
o	License and transaction fee revenue of $38.2 million, an increase of 10.2% versus third of quarter 2021 and an increase of 37.3% year-over-year
o	Equipment revenue of $10.8 million, an increase of 33.6% versus third quarter of 2021 and an increase of 124.5% year over year
•
Active Devices, defined as devices that have communicated or transacted with the Company in the last 12 months, totaled 1.09 million at the end of the fourth quarter of 2021 compared to 1.08 million at the end of the fourth quarter of 2020, an increase of 1.4%

•
Active Customers, defined as customers that have at least one Active Device, totaled 19,800 at the end of the fourth quarter of 2021 compared to 17,200 at the end of the fourth quarter of 2020, an increase of approximately 15%

•	Gross margin of 30.2% compared with 34.0% in the prior year period.
o	Transactions revenues were significantly higher in the current quarter than the prior year, resulting in L&T margins of 39.3% compared to 42.3% in the prior year quarter
o	Equipment margin improved to negative 2.3% compared to 14.1% in the prior year quarter.
•
Operating loss of $0.5 million for the quarter ended June 30, 2021 compared to operating loss of $10.4 million in the prior year period, driven primarily by a $3.7 million increase in gross profit and a $6.2 million reduction in operating expenses

•	GAAP Net income applicable to common shares of $2.7 million, or $0.04 per share compared to net loss applicable to common shares of $11.4 million, or $0.18 per share in the prior year period
•	Adjusted EBITDA[1] of $5.0 million compared to ($2.1) million in the prior year period

Business Highlights:

•	Record hardware shipped in the fourth quarter of fiscal year 2021.
•	Exceeded pre-COVID peaks in transaction dollar volumes in June.
•
Continued to acquire new customers while expanding amongst existing customers. The Company signed two enterprise customers to the Seed platform - Elite Refreshment Services and Vend Buffet/Lufkin Coke; and there is steady adoption of Seed Cashless+ amongst SMB customers, including V-Enders, who are managing most of their machines using the software.

•
In August, the Company hosted its inaugural Cantaloupe Innovation Summit at The NAMA Show 2021, showcasing new products and services. To learn more about the products and services introduced, please see the video of the summit, or read the press release.

•	Introduced ePort® Engage Series, giving retailers the ability to captivate consumers in new ways and enabling truly frictionless purchasing.
•	Announced a strategic partnership with Bakkt Holdings to bring a new, cashless experience for consumers to spend digital assets at unattended retail devices.
•	Formed a commercial arrangement with Castles Technology to introduce a next-generation cashless solution.
•	Implemented Seed software to first US Global Connect franchisee customer.
•	Added to US Small-Cap Russell 2000® Index.
•	In August 2021, the Company announced the acquisition of Yoke Payments™ (“Yoke”), a Los Angeles, Calif. based award-winning micro market payments company.

Fiscal Year 2022 Outlook:

For full fiscal year 2022, the Company expects the following:

•	Revenue to be between $200 million and $210 million
•	GAAP Net loss applicable to common shares to be between $(7) million and $ (5) million
•	Adjusted EBITDA[1] to be between $8.5 million and $10.5 million

1 Adjusted earnings before income taxes, depreciation, and amortization (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP net income (loss) to Adjusted EBITDA.

Webcast and Conference Call:

Cantaloupe will host a conference call and webcast at 4:30 p.m. Eastern Time today. To participate in the conference call, please dial + 1 (866) 393-1608, approximately 10 minutes prior to the call. International callers should dial +1 (224) 357-2194. Please reference conference ID # 7894196.  A live webcast of the conference call will be available at: https://cantaloupeinc.gcs-web.com/events-and-presentations. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 7:30 p.m. Eastern Time on September 2, 2021 until 7:30 p.m. Eastern Time on September 5, 2021 and may be accessed by calling +1 (855) 859-2056 (domestic dial-in) or +1 (404) 537-3406 (international dial-in) and reference conference ID # 7894196.

An archived replay of the conference call will also be available in the investor relations section of the company's website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for the unattended retail market. Cantaloupe is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Discussion of Non-GAAP Financial Measures:
This press release contains discussion of adjusted EBITDA, a non-GAAP financial measure which is not required or defined under GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below.

We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as U.S. GAAP net loss before (i) interest income (ii) interest expense on debt and reserves (iii) income tax expense (iv) depreciation (v) amortization, (vi) stock-based compensation expense (vii) non-recurring fees and charges that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs and (viii) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations.

See reconciliation below for a description of itemized EBITDA adjustments.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by Cantaloupe of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on Cantaloupe’s operations, financial condition and the demand for Cantaloupe’s products and services; the ability of Cantaloupe to predict or estimate its future quarterly or annual revenue and expenses given the developing and unpredictable market for its products; the ability of Cantaloupe to retain key customers from whom a significant portion of its revenues is derived; the ability of Cantaloupe to compete with its competitors to obtain market share; the ability of Cantaloupe to make available and successfully upgrade current customers to new standards and protocols; whether Cantaloupe's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by Cantaloupe; the ability of Cantaloupe to execute on mergers, acquisitions and/or strategic alliances, including the timing and closing of acquisitions and our ability to integrate and operate such acquisitions consistent with our forecasts; disruptions to our systems, breaches in the security of transactions involving our products or services, or failure of our processing systems; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2020 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020, December 31, 2020 and March 31, 2021. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.

-F--CTLP

Media and Investor Relations Contact:
Alicia V. Nieva-Woodgate
Cantaloupe, Inc.
+1 720.445.4220
anievawoodgate@cantaloupe.com

Investor Relations:
ICR, Inc.
cantaloupeIR@icrinc.com

Cantaloupe, Inc.
Consolidated Balance Sheets
	As of June 30,
($ in thousands, except per share data)	2021	2020

Assets
Current assets:
Cash and cash equivalents	$88,136	$31,713
Accounts receivable, net	27,470	17,273
Finance receivables, net	7,967	7,468
Inventory, net	5,292	9,128
Prepaid expenses and other current assets	2,414	1,782
Total current assets	131,279	67,364

Non-current assets:
Finance receivables due after one year, net	11,632	11,213
Property and equipment, net	5,570	7,872
Operating lease right-of-use assets	3,049	5,603
Intangibles, net	19,992	23,033
Goodwill	63,945	63,945
Other assets	2,205	1,993
Total non-current assets	106,393	113,659

Total assets	$237,672	$181,023

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$36,775	$27,058
Accrued expenses	26,460	30,265
Current obligations under long-term debt	675	3,328
Deferred revenue	1,763	1,698
Total current liabilities	65,673	62,349

Long-term liabilities:
Deferred income taxes	179	137
Long-term debt, less current portion	13,644	12,435
Operating lease liabilities, non-current	3,645	4,749
Total long-term liabilities	17,468	17,321

Total liabilities	$83,141	$79,670
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $21,447 and $20,779 at June 30, 2021 and 2020, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized	—	—
Common stock, no par value, 640,000,000 shares authorized, 71,258,047 and 65,196,882 shares issued and outstanding at June 30, 2021 and 2020, respectively	462,775	401,240
Accumulated deficit	(311,382)	(303,025)
Total shareholders’ equity	151,393	98,215
Total liabilities, convertible preferred stock and shareholders’ equity	$237,672	$181,023

Cantaloupe, Inc.
Consolidated Statements of Operations

	(Unaudited) Three months ended		Year ended
	June 30,		June 30,
($ in thousands, except per share data)	2021	2020	2021	2020
Revenues:
License and transaction fees	$38,234	$27,843	$139,242	$133,167
Equipment sales	10,784	4,802	27,697	29,986
Total revenue	49,018	32,645	166,939	163,153

Cost of sales:
Cost of license and transaction fees	23,202	16,068	83,617	82,980
Cost of equipment sales	11,034	5,480	29,296	33,900
Total cost of sales	34,236	21,548	112,913	116,880

Gross profit	14,782	11,097	54,026	46,273

Operating expenses:
Selling, general and administrative	14,253	14,518	58,624	61,748
Investigation, proxy solicitation and restatement expenses	—	5,861	—	19,810
Depreciation and amortization	996	1,098	4,107	4,307
Total operating expenses	15,249	21,477	62,731	85,865

Operating loss	(467)	(10,380)	(8,705)	(39,592)

Other income (expense):
Interest income	181	606	1,159	1,595
Interest expense	(43)	(1,686)	(4,013)	(2,597)
Other Income	3,224	—	3,224	—
Total other income (expense), net	3,362	1,080	370	(1,002)

Gain (loss) before income taxes	2,895	(11,460)	(8,335)	(40,594)
Provision (benefit) for income taxes	(237)	46	(370)	(1)

Net income (loss)	2,658	(11,414)	(8,705)	(40,595)
Preferred dividends	—	—	(668)	(668)
Net income (loss) applicable to common shares	$2,658	$(11,414)	$(9,373)	$(41,263)
Net income (loss) per common share
Basic and diluted	$0.04	$(0.18)	$(0.14)	$(0.66)

Cantaloupe, Inc.
Consolidated Statements of Cash Flows
	Year ended June 30,
($ in thousands)	2021	2020

Cash flows from operating activities:
Net loss	$(8,705)	$(40,595)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	9,075	3,029
Interest and amortization of debt discount	2,735	1,283
Reimbursement of shareholder proxy solicitation costs	—	4,500
Provision for expected losses	1,236	2,958
Provision for inventory reserve	693	681
Depreciation and amortization included in operating expenses	4,107	4,307
Depreciation included in cost of sales for rental equipment	1,405	2,710
Property and equipment write-off	1,658	—
Gain on extinguishment of debt	(3,065)	—
Operating lease right-of-use asset impairment	1,578	—
Other	1,104	2,103
Changes in operating assets and liabilities:
Accounts receivable	(10,126)	1,818
Finance receivables	(1,877)	547
Inventory	3,142	1,463
Prepaid expenses and other assets	(847)	(563)
Accounts payable and accrued expenses	7,013	2,988
Operating lease liabilities	(1,014)	(1,384)
Deferred revenue	65	16
Net cash provided by (used in) operating activities	8,177	(14,139)

Cash flows from investing activities:
Purchase of property and equipment	(1,838)	(2,538)
Proceeds from sale of property and equipment	10	44
Net cash used in investing activities	(1,828)	(2,494)

Cash flows from financing activities:
Cash used in retirement of common stock	—	—
Proceeds from long-term debt issuance by Antara, net of issuance costs paid to Antara	—	14,248
Proceeds from equity issuance by Antara, net of issuance costs paid to Antara	—	17,879
Proceeds from PPP Loan	—	3,065
Payment of repurchase of common stock awards	—	—
Payment of third-party debt issuance costs	—	(1,980)
Proceeds from long-term debt issuance by JPMorgan Chase Bank, N.A., net of debt issuance costs	14,550	—
Repayment of long-term debt	(15,744)	(2,522)
Proceeds from (repayments of) Revolving Credit Facility	—	(10,000)
Proceeds from private placement	55,008	—
Payment of equity issuance costs	(2,618)	—
Payment of Antara prepayment penalty and commitment termination fee	(1,200)	—
Proceeds from exercise of common stock options	78	192
Net cash provided by (used in) financing activities	50,074	20,882

Net increase (decrease) in cash and cash equivalents	56,423	4,249
Cash and cash equivalents at beginning of year	31,713	27,464
Cash and cash equivalents at end of year	$88,136	$31,713

Supplemental disclosures of cash flow information:
Interest paid in cash	$1,055	$1,314

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Unaudited)
	Year ended June 30,
($ in thousands)	2021	2020

Net loss	$(8,705)	$(40,595)
Less: interest income	(1,159)	(1,595)
Plus: interest expense	4,013	2,597
Plus: income tax provision	370	1
Plus: depreciation expense included in cost of sales for rentals	1,404	2,711
Plus: depreciation and amortization expense in operating expenses	4,107	4,307
EBITDA	30	(32,574)
Plus: stock-based compensation (a)	9,075	3,029
Plus: investigation, proxy solicitation and restatement expenses (b)	—	19,810
Plus: asset impairment charge (c)	1,578	—
Less: gain on extinguishment of debt (d)	(3,065)	—
Adjusted EBITDA	7,618	(9,735)
(a)	As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b)
As an adjustment to EBITDA, we have excluded the professional fees incurred in connection with the non-recurring costs and expenses related to the 2019 Investigation, financial statement restatement activities, and proxy solicitation costs because we believe that they represent charges that are not related to our core operations.

(c)
As an adjustment to EBITDA, we have excluded the non-cash impairment charges related to long-lived operating lease right-of-use assets because we believe that these do not represent charges that are related to our core operations.

(d)	As an adjustment to EBITDA, we have excluded the one-time gain related to the forgiveness of our PPP loan.

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Unaudited)

	Three months ended June 30,
($ in thousands)	2021	2020
U.S. GAAP net income (loss)	$2,658	$(11,414)
Less: interest income	(181)	(607)
Plus: interest expense	43	1,686
Plus: income tax provision	237	(45)
Plus: depreciation expense included in cost of sales for rentals	349	727
Plus: depreciation and amortization expense in operating expenses	996	1,098
EBITDA	4,102	(8,555)
Plus: stock-based compensation (a)	2,709	576
Plus: investigation, proxy solicitation and restatement expenses (b)	—	5,861
Plus: asset impairment charge (c)	1,245	—
Less: gain on extinguishment of debt (d)	(3,065)	—
Adjusted EBITDA	4,991	(2,118)
(a)	As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b)
As an adjustment to EBITDA, we have excluded the professional fees incurred in connection with the non-recurring costs and expenses related to the 2019 Investigation, financial statement restatement activities, and proxy solicitation costs because we believe that they represent charges that are not related to our core operations.

(c)
As an adjustment to EBITDA, we have excluded the non-cash impairment charges related to long-lived operating lease right-of-use assets because we believe that these do not represent charges that are related to our core operations.

(d)	As an adjustment to EBITDA, we have excluded the one-time gain related to the forgiveness of our PPP loan.